NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CUSIP NO. 85771Q 10 0

80372

VOID

STATMON TECHNOLOGIES CORP.

AUTHORIZED COMMON STOCK: 25,000,000 SHARES
PAR VALUE: $XXXX $.01

THIS CERTIFIES THAT S P E C I M E N C E R T I F I C A T E

IS THE RECORD HOLDER OF VOID(0 SHARES)

Shares of **Statmon Technologies Corp.** Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

STATMON TECHNOLOGIES CORP.
CORPORATE
Seal
NEVADA

PRESIDENT

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

Countersigned & Registered:
INTERSTATE TRANSFER COMPANY
6084 South 900 East, Suite 101
Salt Lake City, UT 84121
(801) 281-9746 Fax: (801) 281-9750

By ____________________
Authorized Signature

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